UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	June 22, 2007
MxEnergy Holdings Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Summer Street, Suite 300, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(203) 356-1318
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2007, MxEnergy Holdings Inc. (the “Company”) announced that it commenced a cash tender offer to purchase any or all of the $190.0 million outstanding aggregate principal amount of its Floating Rate Senior Notes due 2011 (the “Notes”). In connection with the tender offer, the Company is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated as of June 22, 2007, and a related Letter of Transmittal and Consent, which more fully set forth the terms and conditions of the tender offer and consent solicitation. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the tender offer and consent solicitation.

On June 27, 2007, the Company announced that it terminated its offer to exchange (the “Exchange Offer”) $190.0 million aggregate principal amount of Notes which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of Notes which are not registered under the Securities Act. Attached hereto as Exhibit 99.2 and incorporated herein by reference is the press release announcing the termination of the Exchange Offer. The Company intends to commence a new exchange offer (the “New Exchange Offer”) for the Notes and file a post-effective amendment (the “Amendment”) to its Registration Statement on Form S-4 (File No. 333-138425) which will include a prospectus that contains updated information regarding the Company and the New Exchange Offer. MXenergy will commence the New Exchange Offer promptly after the Amendment is declared effective by the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated June 22, 2007
99.2	Press Release dated June 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

By:	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge

Title: Executive Vice President and Secretary

Date: June 27, 2007